EXHIBIT 10.26

GUARANTY

This GUARANTY (this "Guaranty") is executed as of January 1, 2015 by TERRA TECH CORP., a Nevada corporation, with an address 4700 Von Karman, Suite 110, Newport Beach, California 92660 at ("Guarantor"), for the benefit of, Whitetown Realty, LLC ("Landlord").

WITNESSETH:

A. Landlord and Edible Garden Corp. ("Tenant"), simultaneously herewith, intend on entering into that certain Lease of even date herewith ("Lease") for premises identified as a portion of Block 30, Lot 8 as shown on the Tax Map of White Township, Warren County, New Jersey.

B. Landlord is not willing to enter into the Lease with Tenant unless Guarantor unconditionally guarantees the payment and performance to Landlord of the Guaranteed Obligations (as herein defined).

C. Tenant is a wholly owned subsidiary of Guarantor and Guarantor will directly benefit from Landlord entering into the Lease with Tenant.

NOW, THEREFORE, as an inducement to Landlord to enter into the Lease, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1
NATURE AND SCOPE OF GUARANTY

Section 1.1 Guaranty of Obligations. The Guarantor hereby jointly and severally guarantees to Landlord and its successors and assigns the Tenant's obligations under the Lease and all other amounts from time to time owing to Landlord by Tenant under the Lease (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further jointly and severally agrees that if Tenant shall fail to pay in full when due (whether by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether by acceleration or otherwise) in accordance with the terms thereof. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor. Notwithstanding anything to the contrary in this Guaranty or in the Lease, Landlord shall not be deemed to have waived any right which Landlord may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Guaranteed Obligations.

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Section 1.2 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor to Landlord with respect to the Guaranteed Obligations. This Guaranty may be enforced by Landlord and any subsequent holder of Landlord's interest in the Lease and shall not be discharged by the assignment or negotiation of all or part of the Landlord's interest in the Lease.

Section 1.3 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Landlord hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Tenant or any other party against Landlord or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.4 Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, acceleration or otherwise, Guarantor shall, immediately upon demand by Landlord and without presentment, protest, notice of protest, notice of non-payment, or any other notice whatsoever, all such notices being hereby waived by Guarantor, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Landlord at Landlord's address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.5 No Duty To Pursue Others. It shall not be necessary for Landlord (and Guarantor hereby waives any rights which such Guarantor may have to require Landlord), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Tenant or others liable on the Loans or the Guaranteed Obligations or any other Person, (ii) join Tenant or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, or (iii) resort to any other means of obtaining payment of the Guaranteed Obligations. Landlord shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.6 Waivers. Guarantor agrees to the provisions of the Lease and hereby waives notice of (i) acceptance of this Guaranty, (ii) any amendment or extension of the Lease, (iii) the execution and delivery by Tenant and Landlord of any other agreement arising under the Lease, (v) the occurrence of (A) any breach by Tenant of any of the terms or conditions of the Lease, or (B) an Event of Default, (vi) Landlord's transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) protest, proof of non-payment or default by Tenant, or (vii) any other action at any time taken or omitted by Landlord and, generally, all demands and notices of every kind in connection with this Guaranty, the Lease, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations.

Section 1.7 Payment of Expenses. In the event that Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Landlord, pay Landlord all costs and expenses (including court costs and attorneys' fees incurred by Landlord in the enforcement hereof or the preservation of Landlord's rights hereunder, together with interest thereon at the rate set forth in the Lease from the date requested by Landlord until the date of payment to Landlord. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

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Section 1.8 Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Landlord must rescind or restore any payment or any part thereof received by Landlord in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Landlord shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Tenant and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance.

Section 1.9 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Landlord), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Tenant or any other party liable for the payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

ARTICLE 2
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTORS' OBLIGATIONS

Guarantor hereby consents and agrees to each of the following and agrees that such Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Lease or any other document, instrument, contract or understanding between Tenant and Landlord or any other parties pertaining to the Guaranteed Obligations or any failure of Landlord to notify Guarantor of any such action.

Section 2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Landlord to Tenant or any Guarantor.

Section 2.3 Condition of Tenant or Guarantors. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Tenant, any Guarantor or any other person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Tenant or any Guarantor or any sale, lease or transfer of any or all of the assets of Tenant or any Guarantor or any changes in the direct or indirect shareholders, partners or members, as applicable, of Tenant or any Guarantor; or any reorganization of Tenant or any Guarantor.

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Section 2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Lease or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Tenant has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Tenant, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Lease has been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Tenant or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5 Release of Obligors. Any full or partial release of the liability of Tenant for the Guaranteed Obligations or any part thereof, or of any other person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other person, and no Guarantor has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other persons (including Tenant) will be liable to pay or perform the Guaranteed Obligations or that Landlord will look to other persons (including Tenant) to pay or perform the Guaranteed Obligations.

Section 2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7 Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Landlord hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Tenant against Landlord, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.8 Merger. The reorganization, merger or consolidation of Tenant or any Guarantor into or with any other Person.

Section 2.9 Preference. Any payment by Tenant to Landlord is held to constitute a preference under bankruptcy laws or for any reason Landlord is required to refund such payment or pay such amount to Tenant or to any other Person.

Section 2.10 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Lease or the Guaranteed Obligations, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantor that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

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ARTICLE 3
REPRESENTATIONS AND WARRANTIES

To induce Landlord to enter into the Lease, Guarantor represents and warrants to Landlord as follows:

Section 3.1 Benefit. Guarantor is the owner of a direct or indirect interest in Tenant and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2 No Representation By Landlord. Neither Landlord nor any other party has made any representation, warranty or statement to any Guarantor in order to induce such Guarantor to execute this Guaranty.

Section 3.3 Guarantor's Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor (a) is and will be solvent, (b) has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

Section 3.4 Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which Guarantor is a party or which may be applicable to such Guarantor. This Guaranty is a legal and binding obligation of each Guarantor and is enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

Section 3.5 Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE 4
SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Tenant to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of Tenant thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by Guarantor. The Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Tenant (arising as a result of subrogation or otherwise) as a result of Guarantor's payment of all or a portion of the Guaranteed Obligations. So long as any portion of the Obligations or the Guaranteed Obligations remain outstanding, no Guarantor shall receive or collect, directly or indirectly, from Tenant or any other Person any amount upon the Guarantor Claims.

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Section 4.2 Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor's relief or other insolvency proceeding involving any Guarantor as a debtor, Landlord shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Landlord. Should Landlord receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to any Guarantor and which, as between Tenant and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Landlord in full of the Obligations and the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Landlord to the extent that such payments to Landlord on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Landlord had not received dividends or payments upon the Guarantor Claims.

ARTICLE 5
MISCELLANEOUS

Section 5.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Landlord, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Landlord hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 5.2 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "Notice") required, permitted or desired to be give hereunder shall be in writing and shall be sent in accordance with the notice provisions contained in the Lease, in each case addressed to the parties as follows:

Guarantor:

Terra Tech Corp.

4700 Von Karman, Suite 110

Newport Beach, California 92660

with a copy to:

Baker & Hostetler LLP

600 Anton Boulevard, Suite 900

Costa Mesa, California 92626

Attention: Randolf W. Katz

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Landlord:

Whitetown Realty, LLC

30 Hillview Road

Lincoln Park, New Jersey 07035

with a copy to:

Porzio Bromberg & Newman P.C. 100 Southgate Parkway

Morristown, NJ 07962

Attn: Christopher F. Schultz, Esq.

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days' written notice of such change to the other parties in accordance with the provisions of this Section.

Section 5.3 Governing Law; Jurisdiction; Service of Process. THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

Section 5.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 5.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.

Section 5.6 Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Landlord shall have the right to assign or transfer its rights under this Guaranty. Any assignee or transferee of Landlord shall be entitled to all the benefits afforded to Landlord under this Guaranty. No Guarantor shall have the right to assign or transfer its rights or obligations under this Assignment without the prior written consent of Landlord, and any attempted assignment without such consent shall be null and void.

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Section 5.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 5.8 Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 5.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 5.10 Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by Tenant to Landlord, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Landlord hereunder shall be cumulative of any and all other rights that Landlord may ever have against Guarantor. The exercise by Landlord of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 5.11 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LANDLORD WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LANDLORD AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LANDLORD, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LANDLORD.

Section 5.12 Waiver of Right To Trial By Jury. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, OR THE LEASE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.

Section 5.13 Reinstatement in Certain Circumstances. If at any time any amount payable by Tenant under the Lease is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Tenant or otherwise, Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 5.14 Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word "Landlord" shall mean "Landlord and any subsequent holder of Landlord's interest in the Lease", (d) the phrases "attorneys' fees", "legal fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Landlord in protecting its interest and/or enforcing its rights under the Lease.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

TERRA TECH CORP.

/s/ Michael James
Michael James, as Chief Financial Officer

ADDRESS:

4700 Von Karman, Suite 110 Newport Beach, California 92660

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